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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                USG Corporation
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                (Name of Registrant as Specified in Its Charter)
                                USG Corporation
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                           PROXY QUESTIONS AND ANSWERS

WHO ARE WE?

-    USG has a history of market leadership and profitability

-    These fundamentals have not changed despite recent softness in stock price

- We're a market leader with great operations, quality products, strong brands and customer relationships
     -    Low cost producer, No. 1 in quality
     -    SHEETROCK, DUROCK, FIBEROCK, DONN brands
     -    Partnerships with THE HOME DEPOT, LOWE'S, others

-    We're growing at double the rate of market growth, which is 10%

WHAT IS OUR CURRENT FINANCIAL SITUATION?

-    We have outstanding profitability and returns
     -    Record earnings - 5 year Compound Annual Growth Rate (CAGR) of 34%
     -    Cash flow - 5 year CAGR of 26%
     - Return on Equity (ROE) - USG is No. 20 in Return on Stockholders Equity (ROE) among Fortune 500

-    We've returned the company to financial strength
     -    Reduced debt by $1 billion
     -    Achieved investment grade ratings

-    We've positioned the company for future growth

     - Invested in new, lower cost wallboard facilities that will reduce costs 10% and provide capacity to meet needs of growing customers
     - Introduced new products including Next Generation SHEETROCK, FIBEROCK AND RADAR ceiling tile
     - Established strategic partnerships with growing customers, especially in the repair and remodel market

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     -    Building a growing distribution business with L&W Supply
     -    Leveraging USG's strong brands to solidify market leadership

- Have begun delivering significant cash returns directly to shareholders with cash dividends and share repurchases

WHY IS OUR STOCK UNDERVALUED?

- USG's senior management team and Board share the same goal as other shareholders, MAXIMIZING SHAREHOLDER VALUE.

- The market is not yet giving us full credit for our performance and that is frustrating to us too

- We are getting recognition from those investing in our sector; we have outperformed our peers in the building materials industry. Since January 1, USG's stock has done better than comparable companies by a wide margin; for example:

     -    USG beat Lafarge by 24%
     -    USG beat Owens Corning by 28%
     -    USG beat Armstrong by 50%

- The market may be coming back our way. Since the end of February we have beat both the S&P 500, the Dow and the Value Line Building Materials group (2/29/00 - 4/19/00)

     -    USG + 24.4%
     -    Dow + 5.4%
     -    Value Line + 5.4%
     -    S&P 500 + 4.5%

- In the meantime, we are taking advantage of the opportunity to acquire significant amounts of stock at attractive prices

     -    3.4 million shares (about 7 1/2%) in the past 6 months

- Last month the Board approved the repurchase of an additional 5 million shares, or 10%, of the outstanding stock. This will bring the total to 20% once both programs are completed.


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WHY ARE CERTAIN SHAREHOLDERS CHALLENGING OUR BOARD AND SENIOR MANAGEMENT TEAM?

The dissident shareholder, Tom Hacker (Hakatak Enterprises) is someone we've known for some time and have met with frequently. Unfortunately, we don't always agree with his views. As can be seen in its proxy materials, Hakatak is offering no proposals that will hasten the improvement in our stock price. We think our Board and management are already doing everything possible to increase shareholder value - including many of the things Hakatak wants us to do.

Election of Directors to USG's Board

- We have an experienced, diverse and talented group of directors on our Board

-    11 of 13 directors are outsiders

-    Our current slate of nominees are well qualified to continue
     -    1 is a successful entrepreneur and investor (Keith Brown)
     -    1 is a senior executive/Director of BP Amoco (Doug Ford)
     - 2 are former Chairmen of FORTUNE 500 companies (Jim Cotting and Jack Schwemm)

- More than half their compensation is in the form of stock, which fully complies with or exceeds independent guidelines established for determining director compensation

-    Share ownership among the Board is up and no Board members have sold stock

- While it is true that one of Hakatak's nominees owns a large amount of stock, ownership of stock is not the only or even the best qualification for being a director.

- Our candidates are experienced corporate leaders and part of an effective Board that has helped achieve the stellar results at USG



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Cash flow allocation

- We're committed to a capital allocation that is in the best interests of shareholders - we consider both short-term and long-term stock value. That's why we have a plan in place to produce enduring profitable growth by focusing on enhancing customer satisfaction, running productive businesses and being innovative.

- We have adjusted our allocation recently to reflect the investment opportunity inherent in our current stock price; about half of our cash flow has gone to stock repurchases and dividends over the past six months

Executive Compensation/Incentive

-    Management compensation is absolutely aligned with shareholder interests

- Our top five executives have increased ownership by nearly 250,000 shares in the past four years

- For our top executives, two-thirds of their compensation is at risk and 50 percent is tied to stock performance

-    We practice "pay for performance" at USG

- Executive compensation is established by a committee made up entirely of outside directors

USG's Shareholder Rights Plan

-    It has been in place since 1986.

- It protects shareholders from unfair, coercive offers by encouraging potential acquirers to negotiate directly with our Board. If a proposal to purchase control of USG is made, we believe our Board is in the best position to negotiate on behalf of all shareholders, evaluate the adequacy of any potential offer and seek a higher price if there is to be

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     a sale of the corporation.

-    USG's rights plan is very typical; over 1,900 companies have them

- Rights plans are not designed to and do not prevent takeovers - companies with Rights Plans are taken over at about the same rate as companies without Plans

- But - shareholders in companies with Rights Plans historically receive 8% more than those without Rights Plans in a takeover situation

- Shareholders have already had the chance to vote on USG's Rights Plan twice, and the plan was approved by 70% of the vote in 1987 and more than 90% in 1991.

IS THIS A POTENTIAL TAKEOVER ATTEMPT?

- Hakatak Enterprises has publicly stated that this is not an attempt to take over USG. However, no public company is, or should be, takeover-proof.

- USG, like many "old economy" stocks, is currently undervalued by the stock market. We're doing everything we can to improve our stock valuation by continuing to grow our business, and by returning money directly to shareholders through stock repurchases and dividends. Ultimately, maximizing shareholder returns is the best way to satisfy shareholders.

WHAT CAN I DO AS AN EMPLOYEE TO HELP THE SITUATION?

-    If you are a shareholder, we urge you to vote for our slate of Directors

-    We urge you to vote against proposal 4 (Hakatak's Rights Plan proposal)

WHAT IF I LOST, NEVER RECEIVED OR ALREADY VOTED MY PROXY?

- If you own shares of USG stock, you should have received follow-up materials and another proxy card during the week of April 24 or the week of May 1.


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-    If you are a shareholder and have voted already and would like to change your vote, you can do so by completing and returning another proxy card. Your most current proxy card will override any past cards you may have completed and returned.

     - If you own USG stock and need a proxy card you will need to call the following institutions:

     - If you own stock through the USG Investment Plan, call Ms. Alma Hernandez at Harris Trust at 312-461-3895. -If you own stock, but it isn't through the USG Investment Plan, call your broker or bank (if you own through an account at one of these institutions) or, if you are a registered USG shareholder (i.e., you have a stock certificate) call Innisfree M & A toll free at 1-800-750-5834.

WHAT IS OUR OUTLOOK?

- Again, we share our shareholders' disappointment over the valuation the market has assigned to our company. We manufacture and sell excellent quality products at record profits and believe people will again be looking for value investments with long-term growth and returns, such as USG, instead of the short-term returns from Internet-based companies. We are doing everything we can to make that happen.

-    In the interim, we hope you look to the future optimistically.

- We also hope you're proud of your accomplishments which have helped bring our company such outstanding results year after year.